Exhibit 99.1

Brookfield Asset Management Announces

Record 2025 Results and 15% Dividend Increase

Fundraised a Record $35 Billion in the Fourth Quarter; $112 Billion for 2025

Quarterly Fee-Related Earnings of $867 Million, Up 28% Year-Over-Year

Quarterly Distributable Earnings of $767 Million, Up 18% Year-Over-Year

Connor Teskey Appointed CEO of Brookfield Asset Management

NEW YORK, February 4, 2026 – Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) (“BAM”), a leading global alternative asset manager headquartered in New York with over $1 trillion of assets under management, today announced record financial results for the quarter ended December 31, 2025; the strongest results since listing.

The Board of Directors approved the appointment of Connor Teskey as Chief Executive Officer of BAM. Bruce Flatt will continue in his role as Chair of the Board, in addition to his role as Chief Executive Officer of Brookfield Corporation.

Bruce Flatt said, “Today’s announcement is the next step in the succession process we started four years ago. This will set up our next generation of leaders who will guide the company in the coming decades. Connor is an exceptional leader who embodies Brookfield’s culture of collaboration, innovation, and discipline. The entire senior management team is thrilled to work with him as he assumes this role and takes BAM to new levels of success.”

In discussing results, Connor Teskey said, “2025 was another record year for our business—across each of fundraising, deployment, and monetizations. Our fee-bearing capital grew to over $600 billion, with 22% year-over-year growth in fee-related earnings and 14% growth in distributable earnings. Looking ahead, we will have key flagship strategies in the market and a growing suite of complementary offerings, positioning us to drive sustained growth across multiple channels. This confidence supports our decision to increase our dividend by 15%.”

Common Dividend Increase

The board of directors of BAM declared a quarterly dividend of $0.5025 per share, representing a 15% increase, payable on March 31, 2026, to shareholders of record as of the close of business on February 27, 2026.

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Financial Results

In the fourth quarter, we delivered record results, driven by strong capital inflows and deployment of capital.

	Three Months Ended		Twelve Months Ended
Unaudited For the periods ended	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(US$ millions, except per share amounts)	2025	2024	2025	2024
Fee-related earnings[1]	$867	$677	$2,995	$2,456
Fee-related earnings per share	$0.53	$0.42	$1.84	$1.51
Distributable earnings[1]	$767	$649	$2,695	$2,363
Distributable earnings per share	$0.47	$0.40	$1.65	$1.45
Net income	$615	$680	$2,398	$2,108

See endnotes

Net income was $615 million in the quarter and $2.4 billion over the last twelve months.

Fee-related earnings (“FRE”) increased 28% to a record $867 million or $0.53 per share for the quarter and 22% to $3.0 billion, or $1.84 per share for the year. Margins expanded to 61% in the quarter, and 58% over the last twelve months.

Distributable earnings (“DE”) were $767 million, or $0.47 per share in the quarter and $2.7 billion, or $1.65 per share over the last twelve months, up 18% and 14%, respectively.

Operating Results

Fee-bearing capital grew to $603 billion, up 12% year-over-year, driven by record quarterly fundraising of $35 billion and $112 billion in the past twelve months. Fundraising growth was supported by a growing suite of complementary strategies and continued growth in insurance inflows. Some recent fundraising highlights include:

•	In November, we launched a $100 billion global AI infrastructure program, anchored by the Brookfield AI Infrastructure Fund (“BAIIF”). The fund is targeting $10 billion of equity commitments, of which it has already secured $5 billion of commitments. This first-of-its-kind strategy will focus on investing in the physical infrastructure that powers AI, including AI factories, power generation, compute infrastructure and other strategic adjacencies. We expect a first close in the first half of 2026.

•	We launched two private equity funds: the seventh vintage of our private equity flagship fund and a new private equity vehicle for wealth investors. Both strategies are entering the market at a favorable point for our operator-led approach focused on industrial and essential services businesses. We expect to hold a first close for the flagship during the first half of 2026, and expect it to be our largest private equity strategy ever.

•	In January, we held a final close for our Pinegrove opportunistic strategy, raising $2.2 billion, exceeding its initial target and ranking among the industry’s largest first-time venture secondaries funds ever raised.

The market environment for investment remains strong. In the quarter, we deployed $13 billion across our business, bringing our total capital invested to $66 billion, our strongest year ever.

At the same time, market conditions have supported increased transaction activity and our ability to monetize investments at strong valuations. During the quarter, we sold $20 billion of assets, realizing $13 billion of equity value. In total, this increased monetizations in 2025 to nearly $80 billion, realizing $50 billion of equity.

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Fourth quarter highlights of our activities across each of our business groups include:

Infrastructure

•	Fundraising: We raised $7.0 billion, including $5.0 billion raised for our inaugural AI infrastructure fund. We raised $900 million for our infrastructure private wealth strategy, which now stands at nearly $8.0 billion, and an additional $900 million for our supercore infrastructure strategy.

•	Deployment: We invested $800 million, including the acquisition of SK Aircore, an industrial gas business in South Korea.

•	Monetizations: We monetized $1.6 billion, including the partial sale of our investment in PD Ports, one of the U.K.’s major port groups and the initial public offering of Rockpoint Gas Storage, a North American independent natural gas storage operator.

Renewable Power & Transition

•	Fundraising: We raised $1.1 billion, including $650 million issued by our public affiliate, BEP.

•	Monetizations: We monetized $2.4 billion, including the sale of a ~1.5 GW portfolio of operating solar distributed generation assets in North America.

Private Equity

•	Fundraising: We raised $1.6 billion, including $900 million for our private equity special situations strategy, and $300 million for our inaugural Pinegrove opportunistic strategy of $2.2 billion, which held its final close in January.

Real Estate

•	Deployments: We deployed $1.8 billion, across a diversified pool of investments, primarily in logistics and hospitality.

•	Monetizations: We monetized $2.6 billion, including the sale of ±90 manufactured housing communities in the U.S., Ecoworld, a business park in India, and a prime logistics center in South Korea.

Credit

•	Fundraising: We raised $23 billion of capital, including nearly $9.0 billion from Brookfield Wealth Solutions. We also raised $5.6 billion from long-term private funds, including $1.4 billion for our fourth vintage infrastructure mezzanine fund, $4.0 billion for perpetual credit funds, and $3.2 billion for liquid credit strategies.

•	Deployments: We deployed $8.5 billion, including $1.6 billion from our flagship opportunistic credit strategy and $300 million from our infrastructure mezzanine fund.

•	Monetizations: We monetized $5.1 billion, including $3.1 billion across our opportunistic credit strategies, and $1.2 billion across strategic credit vehicles.

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Strategic Initiatives and Partnerships

•	AI Joint Venture: In December, we announced a strategic partnership with Qai, Qatar’s national AI company, to establish a $20 billion joint venture focused on artificial intelligence infrastructure. The joint venture will be executed through our recently launched AI Infrastructure fund and will serve as a cornerstone of our broader global AI infrastructure program, which aims to deploy over $100 billion of total investment.

•	Oaktree: In October, we announced the acquisition of the final 26% of Oaktree that we do not already own for total consideration of approximately $3.0 billion, with BAM funding approximately $1.6 billion and Brookfield Corporation funding $1.4 billion. BAM will acquire Oaktree’s fee-related earnings, carried interest in certain funds and their partner manager interests. The transaction is expected to close in the first half of 2026, subject to customary closing conditions and regulatory approvals.

•	Angel Oak: In October, we completed the acquisition of a majority interest in Angel Oak, a leading asset manager focused on specialty mortgage and consumer credit solutions with over $10 billion of fee-bearing capital.

Uncalled Fund Commitments and Liquidity

As of December 31, 2025, we had $134 billion of uncalled fund commitments, $63 billion of which will commence earning fees of approximately $630 million annually once deployed.

We had corporate liquidity of $3.0 billion as of December 31, 2025, comprised of cash, short term financial assets, and the undrawn capacity on our revolving credit. In November, we issued $1.0 billion of senior notes, including $600 million of five-year senior unsecured notes with a coupon of 4.653% and $400 million of 10-year senior unsecured notes with a coupon of 5.298%.

End Notes

1.	See Reconciliation of Net Income to FRE and DE on page 7 and Non-GAAP and Performance Measures section on page 9.

2.	Other income includes BAM's portion of equity method investments’ realized carried interest, investment income, interest expense and other items.

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Brookfield Asset Management

Balance Sheets

Unaudited As at (US$ millions)	Dec. 31, 2025	Dec. 31, 2024
Assets
Cash and cash equivalents	$1,583	$404
Accounts receivable and other	731	714
Investments	9,818	9,355
Investments of consolidated funds	505	251
Due from affiliates	3,280	2,500
Deferred income tax assets and other assets	1,134	933
Total assets	$17,051	$14,157

Liabilities
Accounts payable and other	$2,912	$1,577
Corporate borrowings	2,478	—
Borrowings of consolidated funds	462	251
Due to affiliates	720	1,092
Deferred income tax liabilities	169	46
Total liabilities	6,741	2,966

Preferred shares redeemable non-controlling interest	1,398	2,103

Equity	8,912	9,088

Total liabilities and equity	$17,051	$14,157

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Brookfield Asset Management

Statements of Operations

	Three Months Ended		Year Ended
Unaudited For the periods ended	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(US$ millions, except per share amounts)	2025	2024	2025	2024
Revenues
Management and incentive fee revenues	$1,085	$901	$3,944	$3,381
Carried interest income	158	29	209	16
Other revenues	151	133	664	583
Total revenues	1,394	1,063	4,817	3,980

Expenses
Compensation and operating	(447)	(407)	(1,783)	(1,565)
Interest	(39)	(5)	(115)	(22)
Carried interest allocation compensation	(4)	(11)	(146)	(93)
Total expenses	(490)	(423)	(2,044)	(1,680)
Other (expenses) income	(43)	24	(250)	(93)
Share of income from equity method investments	53	145	402	339
Income before taxes	914	809	2,925	2,546
Income tax expense	(299)	(129)	(527)	(438)
Net income	615	680	2,398	2,108
Net (income) loss attributable to non-controlling interests	(55)	8	87	60
Net income attributable to BAM	$560	$688	$2,485	$2,168

Net income attributable to BAM per share
Basic	$0.35	$0.43	$1.54	$1.35
Diluted	$0.34	$0.42	$1.52	$1.34

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SELECT FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO FEE-RELATED EARNINGS AND DISTRIBUTABLE EARNINGS

	Three Months Ended		Year Ended
Unaudited For the periods ended	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(US$ millions)	2025	2024	2025	2024
Net income	$615	$680	$2,398	$2,108
Add or subtract the following:
Provision for taxes[1]	299	129	527	438
Depreciation and amortization[2]	24	3	68	14
Carried interest allocations[3]	(158)	(29)	(209)	(16)
Carried interest allocation compensation[3]	4	11	146	93
Other income and expenses[4]	43	(24)	250	93
Interest expense[5]	39	5	115	22
Interest and dividend revenue[5]	(36)	(26)	(129)	(143)
Other revenues[6]	(115)	(59)	(570)	(372)
Share of income from equity method investments[7]	(53)	(145)	(402)	(339)
Fee-related earnings of equity method investments at our share[7]	153	95	494	330
Compensation costs recovered from affiliates[8]	48	34	298	218
Other adjustments[9]	4	3	9	10
Fee-related earnings	867	677	2,995	2,456
Add: Investment & other income (net of interest expense)[10]	(8)	52	33	170
Add: Equity-based compensation costs	8	8	44	38
Less: Cash taxes[11]	(100)	(88)	(377)	(301)
Distributable earnings	$767	$649	$2,695	$2,363

1.	This adjustment removes the impact of income tax provisions on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over the long-term due to the substantial deferred tax assets of BAM.

2.	This adjustment removes the depreciation and amortization on property, plant and equipment and intangible assets, which are non-cash in nature and therefore excluded from FRE as well as certain capital depreciation costs recharged from BAM's affiliates.

3.	These adjustments remove the impact of both unrealized and realized carried interest allocations and the associated compensation expense. Unrealized carried interest allocations and associated compensation expense are non-cash in nature. Carried interest allocations and associated compensation costs are included in DE once realized.

4.	This adjustment removes other income and expenses associated with fair value changes for consolidated entities and funds.

5.	This adjustment removes interest and charges paid or received by consolidated entities and funds.

6.	This adjustment adds back other revenues earned that are non-cash in nature.

7.	These adjustments remove our share of equity method investments' earnings, including items 1) to 6) above and include its share of equity method investments' fee-related earnings.

8.	This item adds back compensation costs that will be borne by affiliates.

9.	This adjustment adds base management fees earned from funds that are eliminated upon consolidation and other items.

10.	This adjustment adds back other income associated with our portion of partly owned subsidiaries’ investment income, realized carried interest, interest income and interest expense.

11.	Represents the impact of cash taxes paid by the business.

RECONCILIATION OF BASE MANAGEMENT AND ADVISORY FEES TO FEE REVENUES

	Three Months Ended		Year Ended
Unaudited For the periods ended	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(US$ millions)	2025	2024	2025	2024
Base management and advisory fees	$873	$794	$3,384	$2,957
Incentive fees[1]	212	106	561	424
Fee revenues from equity method investments[2]	438	338	1,569	1,335
Other adjustments[3]	(11)	(3)	(27)	(10)
Fee revenues	$1,512	$1,235	$5,487	$4,706

1.	This adjustment adds incentive distributions that are included in fee revenues.
2.	This adjustment adds Oaktree management fees at 100% ownership and our proportionate share of partner manager earnings.

3.	This adjustment involves base management fees earned from funds that are eliminated upon consolidation and other items.

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Additional Information

The Letter to Shareholders and the Supplemental Information for the three months and twelve months ended December 31, 2025 contain further information on the company’s strategy, operations and financial results. Shareholders are encouraged to read these documents, which are available on BAM’s website.

The statements contained herein are based primarily on information that has been extracted from our financial statements for the quarter ended December 31, 2025, which have been prepared using U.S. GAAP. The amounts have not been audited by BAM’s external auditor.

BAM’s Board of Directors has reviewed and approved this document, including the summarized unaudited consolidated financial statements, prior to its release.

Information on our dividends can be found on our website under the “Share Information” section at bam.brookfield.com.

Quarterly Earnings Call Details

Investors, analysts and other interested parties can access BAM’s Fourth Quarter 2025 Results, as well as the Letter to Shareholders and Supplemental Information, on its website under the “Reports & SEC Filings” section at bam.brookfield.com.

To participate in the Conference Call today at 10:00 a.m. ET, please preregister at https:// register-conf.media-server.com/register/BIdfe871f45bb949b3a37e1f67119f0aa1.

Upon registering, you will be emailed a dial-in number, and unique PIN.

The Conference Call will also be webcast live at https://edge.media-server.com/mmc/p/ ssaib4es. For those unable to participate in the Conference Call, the telephone replay will be archived and available for 90 days, or on our website at bam.brookfield.com.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, renewable power and transition, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

Please note that Brookfield Asset Management Ltd.’s previous audited annual and unaudited quarterly reports have been filed on EDGAR and SEDAR+ and can also be found in the investor section of its website at bam.brookfield.com. Hard copies of the annual and quarterly reports can be obtained free of charge upon request.

For more information, please visit our website at bam.brookfield.com or contact:

Media:	Investor Relations:
Simon Maine	Jason Fooks
Email: simon.maine@brookfield.com	Tel: (866) 989-0311
Email: jason.fooks@brookfield.com

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Non-GAAP and Performance Measures of our Asset Management Business

This news release and accompanying financial information are based on generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We make reference to Distributable Earnings (“DE”), which is referring to the sum of its fee-related earnings, realized carried interest, realized principal investments, interest expense, and general and administrative expenses; excluding equity-based compensation costs and depreciation and amortization. The most directly comparable measure disclosed in the primary financial statements of Brookfield Asset Management for DE is net income. This provides insight into earnings received by the company that are available for distribution to common shareholders or to be reinvested into the business.

We use Fee-Related Earnings (“FRE”) and DE to assess our operating results and the value of Brookfield’s business and believe that many shareholders and analysts also find these measures of value to them.

We disclose a number of financial measures in this news release that are calculated and presented using methodologies other than in accordance with U.S. GAAP. These financial measures, which include FRE and DE, should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with U.S. GAAP. We caution readers that these non-GAAP financial measures or other financial metrics are not standardized under U.S. GAAP and may differ from the financial measures or other financial metrics disclosed by other businesses and, as a result, may not be comparable to similar measures presented by other issuers and entities.

We provide additional information on key terms and non-GAAP measures in our filings available at bam.brookfield.com.

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Notice to Readers

BAM is not making any offer or invitation of any kind by communication of this news release and under no circumstance is it to be construed as a prospectus or an advertisement.

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies, capital management and outlook of BAM and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of BAM are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “project”, “forecast”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to future results, performance, achievements, prospects or opportunities of BAM and the US, Canadian or international markets.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: (i) volatility in the trading price of our class A limited voting shares; (ii) deficiencies in public company financial reporting and disclosures; (iii) the difficulty for investors to effect service of process and enforce judgments in various jurisdictions; (iv) being subjected to numerous laws, rules and regulatory requirements; (v) the potential ineffectiveness of our policies to prevent violations of applicable law; (vi) foreign currency risk and exchange rate fluctuations; (vii) further increases in interest rates; (viii) political instability or changes in government; (ix) unfavorable economic conditions or changes in the industries in which we operate; (x) inflationary pressures; (xi) catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics; (xii) ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs; (xiii) failure of our information technology systems; (xiv) failure to adopt AI in support of our business objectives (xv) us and our managed assets becoming involved in legal disputes; (xvi) losses not covered by insurance; (xvi) inability to collect on amounts owing to us; (xviii) operating and financial restrictions through covenants in our loan, debt and security agreements; (xix) our ability to maintain our global reputation; (xx) risks related to our renewable power and transition, infrastructure, private equity, real estate, and credit strategies; (xxi) the impact on growth in fee-bearing capital of poor product development or marketing efforts; (xxii) meeting our financial obligations due to our cash flow from our asset management business; (xxiii) our acquisitions; (xxiv) requirement of temporary investments and backstop commitments to support our asset management business; (xxv) revenues impacted by a decline in the size or pace of investments made by our managed assets; (xxvi) our earnings growth can vary, which may affect our dividend and the trading price of our class A limited voting shares; (xxvii) exposed risk due to increased amount and type of investment products in our managed assets; (xxviii) information barriers that may give rise to conflicts and risks; (xxix) Brookfield Corporation (“BN”) exercising substantial influence over BAM; (xxx) BN transferring the ownership of BAM to a third party; (xxxi) potential conflicts of interest with BN; (xxxii) difficulty in maintaining our culture or managing our human capital; (xxxiii) United States and Canadian taxation laws and changes thereto and (xxxiv) other factors described from time to time in our documents filed with the securities regulators in the United States and Canada.

We caution that the foregoing list of important factors that may affect future results is not exhaustive and other factors could also adversely affect future results. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

Past performance is not indicative nor a guarantee of future results. There can be no assurance that comparable results will be achieved in the future, that future investments will be similar to historic investments discussed herein, that targeted returns, growth objectives, diversification or asset allocations will be met or that an investment strategy or investment objectives will be achieved (because of economic conditions, the availability of appropriate opportunities or otherwise).

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